Exhibit 99.5

PART I—FINANCIAL INFORMATION

Item 1. Financial Statements.

CONSOLIDATED INCOME STATEMENT (unaudited)

Mellon Financial Corporation (and its subsidiaries)

	Quarter ended
(dollar amounts in millions, except per share amounts)	March 31, 2007	Dec. 31, 2006	March 31, 2006
Noninterest revenue
Asset and wealth management fees	$609	$599	$464
Performance fees	35	196	58
Distribution and servicing	123	102	98
Securities servicing fees:
Asset servicing	252	244	224
Issuer services	52	45	48

Total securities servicing fees	304	289	272
Global payment services	66	67	70
Foreign exchange and other trading activities	60	75	71
Asset/investment income	23	23	21
Financing-related fees	11	10	15
Securities gains	—	—	—
Other	49	52	51

Total noninterest revenue	1,280	1,413	1,120

Net interest revenue
Interest revenue	400	393	316
Interest expense	275	284	197

Net interest revenue	125	109	119
Provision for credit losses	3	5	1

Net interest revenue after provision for credit losses	122	104	118

Noninterest expense
Staff	540	635	514
Distribution and servicing	142	140	115
Professional, legal and other purchased services	120	134	104
Net occupancy	56	68	59
Business development	28	36	25
Furniture and equipment	28	31	25
Software	18	20	20
Sub-custodian expenses	17	14	13
Communications	6	8	9
Amortization of intangible assets	12	23	7
Other	81	83	63

Total noninterest expense	1,048	1,192	954

Income
Income from continuing operations before income taxes	354	325	284
Provision for income taxes	111	27	91

Income from continuing operations	243	298	193
Discontinued operations:
Income from operations, net of tax expense (benefit) of $-, $(2) and $5	—	4	9
Net gain (loss) on disposals, net of tax expense (benefit) of $2, $(42) and $(5)	9	(65)	5

Income (loss) from discontinued operations, net of tax expense (benefit) of $2, $(44) and $-	9	(61)	14

Net income	$252	$237	$207

Earnings per share(a)
Basic:
Continuing operations	$.59	$.73	$.47
Discontinued operations	.02	(.15)	.03

Net income	$.61	$.58	$.51	(b)

Diluted:
Continuing operations	$.58	$.72	$.47
Discontinued operations	.02	(.15)	.03

Net income	$.60	$.57	$.50

Shares outstanding (in thousands)
Basic average shares outstanding	412,357	410,901	409,555
Common stock equivalents	6,242	5,786	4,693

Diluted average shares outstanding	418,599	416,687	414,248

(a)	Calculated based on unrounded numbers.
(b)	Amounts do not foot due to rounding.

See accompanying Notes to Financial Statements.

2    Mellon Financial Corporation

CONSOLIDATED BALANCE SHEET (unaudited)

Mellon Financial Corporation (and its subsidiaries)

(dollar amounts in millions)	March 31, 2007	Dec. 31, 2006
Assets
Cash and due from banks	$2,205	$2,854
Interest-bearing deposits with banks	2,994	2,409
Federal funds sold and securities under resale agreements	157	1,133
Trading assets	1,114	1,116
Securities available for sale	18,845	18,573
Investment securities (approximate fair value of $90 and $95)	88	94
Loans, net of unearned discount of $7 and $34	6,123	5,989
Reserve for loan losses	(52)	(56)

Net loans	6,071	5,933
Premises and equipment	552	560
Goodwill	2,499	2,464
Intangible assets	373	383
Other assets	4,946	5,025
Assets of discontinued operations	613	934

Total assets	$40,457	$41,478
Liabilities
Noninterest-bearing deposits in domestic offices	$7,046	$8,288
Interest-bearing deposits in domestic offices	12,403	13,758
Interest-bearing deposits in foreign offices	5,949	5,285

Total deposits	25,398	27,331
Federal funds purchased and securities under repurchase agreements	1,504	1,140
Trading liabilities	464	460
Other funds borrowed	105	91
Other liabilities	759	758
Accrued taxes and other expenses	1,706	1,937
Long-term debt	5,062	5,053
Liabilities of discontinued operations	565	32

Total liabilities	35,563	36,802

Shareholders’ equity
Common stock—$.50 par value
Authorized—800,000,000 shares, Issued – 588,661,920 shares	294	294
Additional paid-in capital	1,995	1,983
Retained earnings	7,511	7,369
Accumulated other comprehensive loss, net of tax	(104)	(146)
Treasury stock of 172,329,536 and 173,425,195 shares, at cost	(4,802)	(4,824)

Total shareholders’ equity	4,894	4,676

Total liabilities and shareholders’ equity	$40,457	$41,478

See accompanying Notes to Financial Statements.

Mellon Financial Corporation    3

CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)

Mellon Financial Corporation (and its subsidiaries)

	Quarter ended March 31,
(in millions)	2007	2006
Operating activities
Net income	$252	$207
Income from discontinued operations	9	14

Income from continuing operations	243	193
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32	27
Deferred income taxes	(21)	(74)
Provision for credit losses	3	1
Pension expense	5	9
Change in trading activities	15	(70)
Change in accruals and other, net	(63)	(62)
Net effect of discontinued operations	52	25

Net cash provided by operating activities	266	49

Investing activities
Change in interest bearing deposits with banks	(585)	(345)
Change in federal funds sold and securities under resale agreements	976	1,403
Change in seed capital investments	(47)	(71)
Purchases of securities available for sale	(1,658)	(2,513)
Sales of securities available for sale	357	385
Maturities of securities available for sale	1,118	1,133
Maturities of investment securities	5	7
Redemption of corporate and bank owned life insurance	—	182
Net principal received (disbursed) on loans to customers	(147)	19
Proceeds from loans held for sale and other loan sales	15	516
Purchases of premises and equipment/capitalized software	(9)	(51)
Net proceeds from divestitures	704	—
Net cash disbursed in acquisitions	(22)	(11)
Other, net	(16)	(27)
Net effect of discontinued operations	50	129

Net cash provided by investing activities	741	756

Financing activities
Change in deposits	(1,933)	(2,983)
Change in federal funds purchased and securities under repurchase agreements	364	2,197
Change in other funds borrowed	14	96
Change in commercial paper	—	—
Repayments of long-term debt	—	(301)
Net proceeds from issuance of long-term debt	—	249
Cash dividends paid	(92)	(83)
Proceeds from the exercise of stock options	84	27
Issuance of common stock	5	4
Tax benefit realized on share-based payment awards	18	8
Treasury stock acquired	(115)	(157)
Net effect of discontinued operations	(2)	2

Net cash used in financing activities	(1,657)	(941)
Effect of exchange rate changes on cash	1	2

Change in cash and due from banks
Change in cash and due from banks	(649)	(134)
Cash and due from banks at beginning of period	2,854	2,373

Cash and due from banks at end of period	$2,205	$2,239

Supplemental disclosures
Interest paid	$270	$215
Income taxes paid(a)	56	28
Income taxes refunded(a)	—	—

(a)	Includes discontinued operations.

See accompanying Notes to Financial Statements.

4    Mellon Financial Corporation

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (unaudited)

Mellon Financial Corporation (and its subsidiaries)

Quarter ended March 31, 2007 (in millions, except per share amounts)	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss), net of tax	Treasury stock	Total shareholders’ equity
Balance at Jan. 1, 2007	$294	$1,983	$7,369	$(146)	$(4,824)	$4,676
Change in accounting principles (Note 3)	—	—	(6)	—	—	(6)

Adjusted balance at Jan. 1, 2007	294	1,983	7,363	(146)	(4,824)	4,670
Comprehensive results:
Net income	—	—	252	—	—	252
Other comprehensive results, net of tax:
Foreign currency translation adjustment	—	—	—	8	—	8
Employee benefit plans:
Pensions	—	—	—	7	—	7
Other post-retirement benefits	—	—	—	—	—	—
Unrealized loss on assets available for sale	—	—	—	27	—	27

Total comprehensive results	—	—	252	42	—	294
Dividends on common stock at $0.22 per share	—	—	(92)	—	—	(92)
Repurchase of common stock	—	—	—	—	(115)	(115)
Stock awards and options exercised	—	11	(12)	—	125	124
Common stock issued under the 401(k) Retirement Savings Plan	—	—	—	—	8	8
Common stock issued under the Employee Stock Purchase Plan	—	—	—	—	1	1
Common stock issued under Direct Stock Purchase and Dividend Reinvestment Plan	—	1	—	—	3	4

Balance at March 31, 2007	$294	$1,995	$7,511	$(104)	$(4,802)	$4,894

See accompanying Notes to Financial Statements.

Mellon Financial Corporation    5

NOTES TO FINANCIAL STATEMENTS

Note 1 — Basis of presentation and informational disclosures

Basis of presentation

The unaudited consolidated financial statements of Mellon Financial Corporation and its subsidiaries are prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. These financial statements should be read in conjunction with Mellon’s 2006 Annual Report on Form 10-K. In the opinion of management, all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations for the periods covered have been included. In addition to reclassifications related to discontinued operations and reclassifications in connection with the realignment of business sectors described below, other reclassifications are occasionally made to prior periods to place them on a basis comparable with the current period presentation.

For details of guarantees, see “Other guarantees and indemnities” in the table on page 37, and the paragraphs under the subheading “Other guarantees and indemnities” on pages 37 and 38. The information in the table and those paragraphs are incorporated by reference into these Notes to Financial Statements.

As part of the planning process for the integration of Mellon and The Bank of New York after the closing of the proposed merger, during the first quarter of 2007 we realigned our business sectors, creating the Issuer Services and Treasury Services sectors and eliminating the Payment Solutions & Investor Services (PS&IS) sector. The Issuer Services sector consists of Mellon Investor Services (stock transfer), which was previously included in the PS&IS sector. The Treasury Services sector consists of Working Capital Solutions (global cash management) and Mellon Financial Markets (capital markets), both previously included in the PS&IS sector, as well as Mellon Institutional Banking (large corporate banking), which was previously included in the Other sector. All prior periods have been reclassified for these changes. In addition, we renamed the Mellon Asset Management sector to Asset Management and the Private Wealth Management sector to Wealth Management. There were no changes to the Asset Servicing sector. These changes did not affect the operations of these business lines or net income.

In addition, several new line items have been created and/or renamed on the income statement and balance sheet:

Income statement:

•	Asset and wealth management fees and Performance fees—formerly combined as Investment management revenue. An immaterial amount is also now included in Other revenue.

•	Securities servicing fees—Asset servicing—formerly Institutional trust and custody revenue.

•	Securities servicing fees—Issuer services—revenue generated in our stock transfer business, formerly included in PS&IS revenue.

•	Global payment services—working capital solutions revenue formerly included in PS&IS revenue.

•	Foreign exchange and other trading activities—now includes earnings on seed capital investments and other trading activities formerly included in Other revenue.

•

Asset/investment income—includes equity investment income, gain/loss on lease residuals and income earned on company-owned life insurance formerly included in Financing-related/equity investment revenue.

•	Financing-related fees—includes certain fees from our capital markets business formerly included in PS&IS revenue.

•

Software expense—formerly included depreciation expense on capitalized software and software rental expense in Premises and equipment expense; software maintenance and license expense in Professional, legal and other purchased services expense; and certain software leasing expense in Other expense.

•	Sub-custodian expenses—formerly included in Professional, legal and other purchased services expense.

6    Mellon Financial Corporation

NOTES TO FINANCIAL STATEMENTS

•

Communications expense—formerly included telecommunication, postage and delivery expense, now only represents telecommunication expense. Postage expense is now recorded in Other expense and delivery expense is recorded in Professional, legal and other purchased services expense.

Balance sheet:

•	Other money market investments are now included in Interest-bearing deposits with banks.

•	Trading assets—Includes trading assets, as well as receivables related to derivative instruments included in the trading portfolio, formerly included in Other assets.

•

Federal Reserve Stock—formerly included in Investment securities. Now recorded in Other assets. Related earnings formerly included in Net interest revenue are now included in Other noninterest revenue.

•	Other assets- now includes capitalized computer software formerly included in Premises and equipment.

•

Trading liabilities—includes payables related to derivative instruments included in the trading portfolio, formerly included in Other liabilities. Also includes securities sold short, formerly included in Other funds borrowed.

•	Other liabilities—now includes Reserve for unfunded commitments.

•	Other liabilities—formerly included Accrued taxes and other expenses.

•	Junior subordinated deferrable interest debentures are now included in Long-term debt.

All prior periods have been reclassified. The reclassifications did not affect the results of operations or net income.

Pension and other postretirement benefits

SFAS No. 132 (revised 2003), “Employers’ Disclosures about Pensions and other Postretirement Benefits, an amendment of FASB Statements No. 87, 88 and 106” requires interim period disclosures of the components of net periodic benefit cost.

Mellon expects to make cash contributions to its funded defined benefit pension plans, principally outside the U.S., of approximately $13 million for the remainder of 2007. Cash contributions totaled $4 million in the first quarter of 2007.

Net periodic benefit cost(a)	Quarter ended
	March 31, 2007		Dec. 31, 2006		March 31, 2006
(in millions)	Pension benefits	Other post- retirement benefits	Pension benefits	Other post- retirement benefits	Pension benefits	Other post- retirement benefits
Service cost	$13	$—	$13	$—	$13	$—
Interest cost	24	1	22	1	22	1
Expected return on plan assets	(43)	—	(41)	—	(41)	—
Amortization of transition asset	—	1	—	1	—	1
Amortization of prior service cost	1	—	1	—	1	—
Recognized net actuarial loss	10	—	13	—	14	—

Net periodic benefit cost	$5	$2	$8	$2	$9	$2

(a)	Pension benefits expense includes discontinued operations expense of less than $1 million for the first quarter of 2007, the fourth quarter of 2006 and the first quarter of 2006.

Mellon Financial Corporation    7

NOTES TO FINANCIAL STATEMENTS (continued)

Note 2 — Contingent and deferred consideration related to acquisitions

There were no acquisitions completed during the first quarter of 2007. Additional consideration of $22 million for prior acquisitions was paid in the first quarter of 2007, including $20 million for DPM Mellon.

We record contingent purchase payments when amounts are determinable. Amounts generally become determinable and payable when an acquisition reaches a certain level of performance. At March 31, 2007, we are potentially obligated to pay contingent additional consideration which, using reasonable assumptions for the performance of the acquired companies and joint ventures, could range from approximately $145 million to $350 million over the next three years. None of the potential contingent additional consideration was recorded as goodwill at March 31, 2007.

Mellon owns 70% of Mellon Financial Services Asset Management S.A., a Brazilian institutional asset management and asset servicing company. The minority interest owners have attempted to exercise certain put rights, which obligate our subsidiary to purchase the remaining 30% of the company. The purchase price, as defined, is based on the levels of assets under management and administration, among other things. The minority interest owners and Mellon disagree on the computation of the purchase price. This dispute is in binding arbitration. We offered $6 million for the remaining 30% of the company and the minority interest owners made an initial request of $61 million, based upon exchange rates at March 31, 2007.

Note 3 — Adoption of new accounting interpretation and staff position

FIN No. 48-Taxes

Effective Jan. 1, 2007, we adopted FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes”—an Interpretation of SFAS No. 109, “Accounting for Income Taxes.” FASB defines the threshold for recognizing the benefits of tax return positions in the financial statements as “more-likely-than-not” to be sustained by a taxing authority. The term “more-likely-than-not” means a likelihood of more than 50%. The impact of adopting FIN No. 48 was a direct increase to the beginning balance of our retained earnings of approximately $11 million and reported as a change in accounting principle. Pursuant to FIN No. 48, we will continue to record interest and penalties on income tax assessments as income tax expense. As of the date of adoption, we have approximately $18 million of interest accrued for potential income tax exposures and $37 million of unrecognized tax benefits that, if recognized, would affect the effective tax rate. Over the next 12 months, Mellon estimates it may increase state tax reserves by approximately $10 million for various state tax positions expected to be taken in the current year and may decrease federal tax reserves by approximately $3 million for issues that may no longer warrant a tax reserve following a settlement with the IRS for the years 1994 to 2003. Years subject to examination include Federal income taxes from 2004 to present, California from 2000 to present, Massachusetts from 2001 to present, New York state from 2002 to present and the United Kingdom from 2001 to present.

FSP 13-2 Taxes

Effective Jan. 1, 2007, we adopted FASB Staff Position (FSP) 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction.” FSP 13-2 amends SFAS No. 13, “Accounting for Leases,” by requiring lessors to recalculate the rate of return and periodic income allocation for leveraged lease transactions when there is a change or projected change in the timing of income tax cash flows related to leases. The Staff Position requires lessors to reassess projected income tax cash flows using a FIN No. 48 model for recognition and measurement. The impact of adopting FSP 13-2 was a direct reduction to the beginning balance of our retained earnings of approximately $17 million and reported as a change in accounting principle.

8    Mellon Financial Corporation

NOTES TO FINANCIAL STATEMENTS (continued)

Note 4 — Discontinued operations

In the first quarter of 2007, a $9 million after-tax net gain on disposals was recorded, resulting primarily from the sale of our insurance premium financing company, AFCO Credit Corporation, and its Canadian affiliate, CAFO, Inc.

In August 2006, we announced a definitive agreement to sell AFCO and CAFO. It was determined that this business no longer fit our strategic focus on our asset management and asset servicing businesses. The sale closed on Jan. 2, 2007 resulting in a $12 million after-tax net gain in the first quarter of 2007. In the third quarter of 2006, we applied discontinued operations accounting to this business and the income statements for all periods were restated. The restatement primarily resulted in a reduction to previously reported levels of net interest revenue and the net interest margin; a slight reduction in financing-related fee revenue; a reduction in noninterest expenses; and a slight change in continuing earnings per share for certain periods.

In December 2006, Mellon sold its ownership interest in the direct and indirect portfolios of Mellon Ventures, our venture capital business. This decision was based upon the determination that this business no longer fit our strategic focus on our asset management and asset servicing businesses. A substantial portion of the sale was completed in December 2006 with subsequent closings during the first quarter of 2007. An additional $5 million after-tax loss on the sale of this business was recorded in the first quarter of 2007, resulting primarily from an adjustment to the carrying value of a receivable recorded as part of the settlement of the transaction. We applied discontinued operations accounting to this business in the fourth quarter of 2006 and the income statements for all periods were restated. This restatement resulted in a reduction to previously reported levels of asset/investment income; a reduction in noninterest expenses; an increase in net interest revenue; and a change in continuing earnings per share.

Discontinued operations - summary(a)	Quarter ended
(in millions)	March 31, 2007		March 31, 2006
Mellon Ventures:
Operations prior to sale	$—		$8
Loss(b)	(5)		—
AFCO/CAFO:
Operations prior to sale	—		1
Gain(b)	12		—
HR businesses:
Gain(b)	2		5

Gain from discontinued operations, net of tax	$9	(c)	$14

(a)	Revenue from discontinued operations totaled $12 million in the first quarter of 2007 and $26 million in the first quarter of 2006.
(b)	Gain (loss) as used in the table above reflects gains (losses) on the date of sale and thereafter. Gains (losses) incurred prior to date of sale are reflected in income (loss) from operations.
(c)	Pre-tax income from discontinued operations in the first quarter of 2007 was $11 million.

In accordance with Generally Accepted Accounting Principles (GAAP), the results of the businesses discussed above are reflected as discontinued operations in all income statements presented. Because the lines of business included in discontinued operations were discrete lines of business serving classes of customers no longer served by Mellon’s continuing lines of business, the disposition of these businesses is not expected to have a material impact on continuing operations going forward.

All information in these Financial Statements and Notes reflects continuing operations, unless otherwise noted.

Mellon Financial Corporation    9

NOTES TO FINANCIAL STATEMENTS (continued)

Discontinued operations assets and liabilities(a) (in millions)	March 31, 2007	Dec. 31, 2006
Interest bearing deposits with banks	$5	$—
Securities available for sale(b)	558	—
Loans	—	771
Reserve for loan losses	—	(3)

Net loans	—	768
Premises and equipment	—	8
Goodwill	—	34
Other assets(c)	50	124

Total assets	$613	$934

Other funds borrowed(b)	$550	$2
Other liabilities	15	30

Total liabilities	$565	$32

(a)	Mellon’s prior period balance sheet, in accordance with GAAP, is not restated for discontinued operations.
(b)	As part of the sale of our insurance premium financing company, we amended a securitization trust and as a result the securitization is now accounted for as a financing transaction. Securities available for sale and other funds borrowed are related to the securitization and will run-off by the end of the second quarter of 2007, as the securitization matures.
(c)	At March 31, 2007, includes $43 million for a note receivable and escrows related to the sale of the direct and indirect portfolios of Mellon Ventures and $7 million of interest receivable on the securitization trust described in note (b). At Dec. 31, 2006, includes $123 million for the note receivable, escrows and proceeds from sales in progress.

Note 5 — Securities

Securities	March 31, 2007				Dec. 31, 2006
	Amortized cost	Gross unrealized		Fair value	Amortized cost	Gross unrealized		Fair value
(in millions)		Gains	Losses			Gains	Losses
Securities available for sale:
U.S. Treasury	$365	$—	$—	$365	$362	$—	$—	$362
Other U.S. agency	2,404	—	7	2,397	2,606	—	16	2,590
Obligations of states and political subdivisions	687	15	1	701	717	15	1	731
Mortgage-backed securities:
Federal agencies	8,238	21	94	8,165	8,330	18	112	8,236
Other	7,009	19	16	7,012	6,449	14	24	6,439

Total mortgage-backed securities	15,247	40	110	15,177	14,779	32	136	14,675
Other	209	—	4	205	219	—	4	215

Total securities available for sale	$18,912	$55	$122	$18,845	$18,683	$47	$157	$18,573

Investment securities (held to maturity)(a):
Mortgage-backed securities:
Federal agencies	$85	$2	$—	$87	$91	$1	$—	$92
Other	1	—	—	1	1	—	—	1

Total mortgage-backed securities	86	2	—	88	92	1	—	93
Other securities	2	—	—	2	2	—	—	2

Total investment securities	$88	$2	$—	$90	$94	$1	$—	$95

(a)	In the first quarter of 2007, Federal Reserve Stock was reclassified from Investment securities to Other assets. All prior periods have been reclassified.

Note: There were no gross realized gains or gross realized losses on sales of securities available for sale in the first quarter of 2007. At March 31, 2007 and Dec. 31, 2006, securities issued by the U.S. Government and its agencies and U.S. Government sponsored agencies (shown in the table above) exceeded 10% of shareholders’ equity. At March 31, 2007 and Dec. 31, 2006, there were no other issuers that exceeded 10% of shareholders’ equity.

10    Mellon Financial Corporation

NOTES TO FINANCIAL STATEMENTS (continued)

Mellon’s portfolio of mortgage-backed securities is 100% AAA- rated.

Temporarily impaired securities

The unrealized loss of $122 million at March 31, 2007 is related to the movement in interest rates. Nearly all of the securities with unrealized losses are AAA-rated or carry government agency guarantees. Approximately 93% of the unrealized losses on these 1,028 investments have been in a continuous unrealized loss position for more than 12 months. Management believes the collection of the contractual principal and interest is probable and therefore all unrealized losses are considered to be temporary. As shown in the table on the previous page, unrealized gains totaled $57 million in the available-for-sale and investment portfolios at March 31, 2007.

Note 6 — Goodwill and intangible assets

Goodwill

The following table shows the changes to goodwill, by business sector, for the first quarter of 2007.

Goodwill (in millions)	Asset Management	Wealth Management	Asset Servicing		PS&IS	Issuer Services	Treasury Services	Total
Balance at Dec. 31, 2006	$1,400	$536	$332		$196	$—	$—	$2,464
Transfers between sectors(a)	—	—	—		(196)	156	40	—
Other changes(b)	12	2	21	(c)	—	—	—	35

Balance at March 31, 2007	$1,412	$538	$353		$—	$156	$40	$2,499

(a)	During the first quarter of 2007, Mellon Investor Services was transferred to the new Issuer Services sector and Mellon Working Capital Solutions was transferred to the new Treasury Services sector. Both businesses were previously included in the former PS&IS sector, which was eliminated as a result of the realignment of our business sectors as part of the planning process for the integration of Mellon and The Bank of New York after the closing of the proposed merger.
(b)	Other changes in goodwill include the effect of foreign exchange rates on non-U.S. dollar denominated goodwill (offset in other comprehensive results) and certain other reclassifications.
(c)	Includes an additional consideration payment of $20 million in connection with the DPM Mellon acquisition.

Acquired intangible assets

Acquired intangible assets(a)	Net Carrying Amount
(in millions)	March 31, 2007	Dec. 31, 2006
Subject to amortization:
Customer base	$283	$291
Technology based	23	24
Premium on deposits	2	3
Other	22	22

Total subject to amortization	$330	$340

Not subject to amortization:
Tradename	$25	$25
Investment management contractual relationships	18	18

Total not subject to amortization	$43	$43

Total acquired intangible assets	$373	$383

(a)	Includes the effect of foreign exchange rates on non-U.S. dollar denominated intangible assets.

We amortize intangible assets over their estimated useful lives. During the first three months of 2007, the net carrying amount of acquired intangible assets decreased $10 million as amortization expense of $12 million was partially offset by the effect of foreign exchange rates on non-U.S. dollar denominated intangible assets.

Based upon the current level of intangible assets, the estimated annual amortization expense for the years 2007 through 2012 is as follows:

Year	Estimated amortization expense (in millions)
2007	$45
2008	44
2009	40
2010	36
2011	33
2012	27

Mellon Financial Corporation    11

NOTES TO FINANCIAL STATEMENTS (continued)

At March 31, 2007, $929 million of goodwill and acquired intangible assets is tax deductible and $1.943 billion is non-tax deductible.

Note 7 — Other assets

Other assets (in millions)	March 31, 2007	Dec. 31, 2006
Corporate/bank-owned life insurance	$1,683	$1,662
Accounts and interest receivable	1,022	1,130
Pension assets	845	833
Equity in joint ventures and other investments(a)	463	438
Other prepaid expenses	362	347
Capitalized computer software	157	152
Federal Reserve stock	50	50
Other assets	364	413

Total other assets	$4,946	$5,025

(a)	Relates to operating joint ventures and other investments including WestLB Mellon Asset Management, CIBC Mellon Global Securities Services Company, ABN AMRO Mellon Global Securities Services B.V., Banco Brascan and CIBC Mellon Trust Company.

Note 8 — Long-term debt

At March 31, 2007 and Dec. 31, 2006, Long-term debt included notes and debentures (with original maturities over one year) of $3.648 billion and $3.641 billion, respectively, and junior subordinated deferrable interest debentures held by trusts that issued guaranteed capital debt securities of $1.414 billion and $1.412 billion, respectively.

Note 9 — Net interest revenue

Net interest revenue	Quarter ended
(in millions)	March 31, 2007	Dec. 31, 2006	March 31, 2006
Interest revenue
Loans	$110	$112	$91
Securities:
Taxable	230	228	194
Exempt from federal income taxes	8	8	9

Total securities	238	236	203
Deposits in banks	31	28	17
Federal funds sold and securities purchased under resale agreements	18	14	4
Trading account securities	3	3	1

Total interest revenue	400	393	316

Interest expense
Deposits	176	192	121
Federal funds purchased and securities sold under repurchase agreements	15	18	16
Other borrowed funds	3	4	5
Long-term debt	82	82	67
Funding of discontinued operations	(1)	(12)	(12)

Total interest expense	275	284	197

Net interest revenue	$125	$109	$119

Note 10 — Business sectors

For details of our business sectors, see the paragraphs under “Business sectors” on page 26, the tables and paragraphs on page 27 and the paragraphs on page 28, as well as the “Other sector” section on page 34 through the paragraph discussing economic capital. The tables and information in those paragraphs are incorporated by reference into these Notes to Financial Statements.

12    Mellon Financial Corporation

NOTES TO FINANCIAL STATEMENTS (continued)

Note 11 — Supplemental information to the consolidated statement of cash flows

Noncash investing and financing transactions	Quarter ended March 31,
(in millions)	2007	2006
Purchase acquisitions(a):
Fair value of noncash assets acquired, including goodwill and other intangibles	$22	$11
Common stock issued from Treasury	—	—
Liabilities assumed	—	—

Net cash disbursed	$22	$11

(a)	For 2007, purchase acquisitions primarily relate to additional consideration for Derivative Portfolio Management, City Capital, Inc., and the Providence Group. For 2006, purchase acquisitions primarily relate to the Planned Giving Services Group of U.S. Trust Corporation, as well as the additional consideration for certain mutual fund assets acquired from Bear Stearns.

Note 12 — Legal proceedings

A discussion of legal actions and proceedings against Mellon and our subsidiaries and certain former subsidiaries is presented in Part II, Item 1, of this Form 10-Q.

Note 13 — Proposed merger with The Bank of New York Company, Inc.

On Dec. 3, 2006, Mellon entered into an agreement to merge with The Bank of New York Company, Inc., which would create a securities servicing and asset management company with, on a pro forma basis, as of March 31, 2007, more than $18 trillion in assets under custody and administration and over $1.2 trillion in assets under management. The Bank of New York is headquartered in New York City and employs approximately 23,000.

Under the terms of the merger agreement, which was amended and restated on Feb. 23, 2007 and again on March 30, 2007, Mellon and The Bank of New York will each merge into a new company called The Bank of New York Mellon Corporation, in which Mellon shareholders will receive one share of common stock for each share of Mellon common stock outstanding on the closing date and The Bank of New York shareholders will receive .9434 shares of common stock for each share of The Bank of New York common stock outstanding on the closing date. The parties anticipate incurring merger and integration related costs of approximately $1.3 billion over a three year period, of which $19 million was incurred by Mellon in the fourth quarter of 2006 and the first quarter of 2007. A portion of these costs will be recorded as goodwill at the close of the transaction.

Mellon has entered into a stock option agreement with The Bank of New York, in which Mellon has granted The Bank of New York an option to purchase up to 82,641,656 shares of Mellon common stock at a price per share equal to the lesser of $40.05 or the closing sale price of Mellon common stock on the trading day immediately preceding the exercise date; but in no case may The Bank of New York acquire more than 19.9% of the outstanding shares of Mellon common stock under this stock option agreement. The Bank of New York cannot exercise the option unless specified triggering events occur. These events generally relate to business combinations or acquisition transactions involving Mellon and a third party.

The option could have the effect of discouraging a third party from trying to acquire Mellon prior to completion of the transaction or termination of the merger agreement. Upon the occurrence of certain triggering events, Mellon may be required to repurchase the option and/or any shares of Mellon common stock purchased by The Bank of New York under the option at a predetermined price, or The Bank of New York may choose to surrender the option to Mellon for a cash payment of $725 million. In no event will the total profit received by The Bank of New York with respect to this option exceed $825 million.

Mellon has entered into a stock option agreement with The Bank of New York, in which The Bank of New York has granted Mellon an option to purchase up to 149,621,546 shares of The Bank of New York’s common stock at a price per share equal to the lesser of $35.48 or the closing sale price of The Bank of New York’s common stock on the trading day immediately preceding the exercise date; but in no case may Mellon acquire more than 19.9% of the outstanding shares of The Bank of New York’s common stock under this stock option agreement. Mellon cannot exercise the option unless specified triggering events occur. These events generally relate to business combinations or acquisition transactions involving The Bank of New York and a third party.

Mellon Financial Corporation    13

NOTES TO FINANCIAL STATEMENTS (continued)

The option could have the effect of discouraging a third party from trying to acquire The Bank of New York prior to completion of the transaction or termination of the merger agreement. Upon the occurrence of certain triggering events, The Bank of New York may be required to repurchase the option and/or any shares of The Bank of New York’s common stock purchased by Mellon under the option at a predetermined price, or Mellon may choose to surrender the option to The Bank of New York for a cash payment of $1.15 billion. In no event will the total profit received by Mellon with respect to this option exceed $1.3 billion.

The board of directors of both companies have unanimously approved the merger agreement and adopted a resolution recommending the adoption of the merger agreement by its respective shareholders. Each party has agreed to put these matters before their respective shareholders for consideration. Subject to satisfaction of various conditions of closing, the merger is currently expected to close early in the third quarter of 2007.

The Bank of New York Mellon Corporation filed a registration statement containing a joint proxy statement/prospectus regarding the proposed merger with the SEC in late February and filed amendments to the joint proxy statement/prospectus with the SEC in April. The SEC declared the registration statement effective on April 17, 2007. Mellon and The Bank of New York commenced mailing the joint proxy statement/prospectus to their respective shareholders on April 19, 2007. Mellon and The Bank of New York will hold separate special shareholder meetings on May 24, 2007 to approve the merger and related matters. April 12, 2007 is the record date for shareholders entitled to vote at the special shareholders meetings.

14    Mellon Financial Corporation